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                EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                    WHIRLPOOL CORPORATION AND SUBSIDIARIES
                (millions of dollars except earnings per share)


                                               Nine Months Ended
                                                  September 30
                                             ---------------------
                                              1995          1994
                                             -------       -------

Primary
 Average Shares Outstanding                    73.8          74.2
 Treasury Method (Average Market Price)
   Stock Options                                0.7           1.1
   Restricted Stock (RSVP)                      0.3           0.3
                                             ------        ------

 Primary Average Shares Outstanding            74.8          75.6
                                             ======        ======

 Net Earnings                                $191.1        $249.2
 RSVP Amortization, net of tax                    -           0.1
                                             ------        ------

 Primary Net Earnings                        $191.1        $249.3
                                             ======        ======


 Earnings Per Share                          $ 2.55        $ 3.30
                                             ======        ======



Fully Diluated
 Average Shares Outstanding                    73.8          74.2
 Treasury Method (Average Market Price
 or End of Period, whichever is greater):
   Stock Options                                1.0           1.2
   Restricted Stock (RSVP)                      0.3           0.3
 Assumed Conversion of Debt                     2.2           2.2
                                             ------        ------

 Fully Diluted Average Shares Outstanding      77.3          77.9
                                             ======        ======


 Net Earnings                                $191.1        $249.2
 Interest Expense, net of tax                   3.1           3.3
 RSVP Amortization, net of tax                    -           0.1
                                             ------        ------

 Fully Diluted Net Earnings                  $194.2        $252.6
                                             ======        ======


 Earnings Per Share                          $ 2.51        $ 3.24
                                             ======        ======



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